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                                                                    EXHIBIT 10.2



        EIGHTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                 This Eighth Amendment to Fourth Amended and Restated Credit Agreement dated as of September 6, 1996 (this "Amendment"), is entered into among JPS TEXTILE GROUP, INC., a Delaware corporation (the "Company"), JPS ELASTOMERICS CORP., a Delaware corporation ("JEC"), and JPS CONVERTER AND INDUSTRIAL CORP., a Delaware corporation ("JCIC" and, together with JEC, the "Borrowing Subsidiaries"), JPS AUTO INC., a Delaware corporation ("JPS Auto"), JPS CARPET CORP., a Delaware corporation ("JCC"), INTERNATIONAL FABRICS, INC., a Delaware corporation ("International Fabrics"), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (collectively referred to herein, together with their respective successors and assigns, as the "Senior Lenders" and individually as a "Senior Lender"), CITIBANK, N.A., in its separate capacity as agent for the Senior Lenders hereunder (in such capacity, the "Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, in its separate capacity as co-agent and collateral agent for the Senior Lenders (in such capacity, the "Collateral Agent"), and amends the Fourth Amended and Restated Credit Agreement dated as of June 24, 1994, as amended by the First Amendment to Fourth Amended and Restated Credit Agreement dated as of November 4, 1994, the Second Amendment to Fourth Amended and Restated Credit Agreement dated as of December 21, 1994, the Third Amendment to Fourth Amended and Restated Credit Agreement dated as of May 31, 1995, the Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of October 28, 1995, the Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 6, 1996 (the "Fifth Amendment"), the Sixth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 15, 1996 and the Seventh Amendment to Fourth Amended and Restated Credit Agreement dated as of July 22, 1996 (as so amended, the "Credit Agreement"), entered into among the Company, the Borrowing Subsidiaries, the Senior Lenders, the Agent and the Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. References in this Agreement to lines and words in the Credit Agreement are references to the Conformed/Composite Copy of the Credit Agreement attached hereto as Exhibit A.


                              W I T N E S S E T H:


                 WHEREAS, the Company and the Borrowing Subsidiaries have requested the Agent, the Collateral Agent and the Senior Lenders to amend certain terms of the Credit Agreement, in particular to extend the Revolving Credit Termination Date as currently provided for under the Credit Agreement;
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                 WHEREAS, to induce the Agent, the Collateral Agent and the
Senior Lenders to enter into this Amendment, the Company and each of the Borrowing Subsidiaries have agreed, among other things, in their capacities as guarantors under the Company Guaranty and the Subsidiary Guaranties, as the case may be, to amend the above Guaranties and/or to reaffirm their respective obligations under such guaranties;

                 WHEREAS, JEC has requested the Senior Lenders (i) to consent to the sale by JEC of the fixed assets, Receivables and Inventory (net of account payables) of its Rubber Products Group division which is engaged in the design, production and marketing of rubber and synthetic elastic used in apparel products, diaper products and specialty applications (the "Rubber Products Sale") and (ii) to amend, among other things, the provisions of
Section 2.06(b)(iii) of the Credit Agreement to provide that the Commitments will not be permanently reduced by the amount of Net Cash Proceeds arising from the Rubber Products Sale;

                 NOW, THEREFORE, in consideration of the above premises, the Company, the Borrowing Subsidiaries, the other Subsidiaries of the Company party hereto, the Senior Lenders party hereto, the Agent and the Collateral Agent agree as follows:

                 SECTION 1. Amendment to the Credit Agreement. The Credit Agreement is, effective as determined pursuant to Section 3 hereof, hereby amended as follows:

                 1.01 Section 1.01 of the Credit Agreement is amended to add the following definitions thereto:

                 (a) "Bankruptcy Court" shall mean the bankruptcy court exercising competent jurisdiction over the Case or a particular proceeding in the Case, as the case may be.

                 (b) "Case" shall mean any proceeding commenced by the Company under chapter 11 of the Bankruptcy Code.

                 (c) "Debt Holders" shall mean the holders of the Subordinated Indebtedness of the Company.

                 (d) "Effective Date of Reorganization" shall mean the first date on which the Plan of Reorganization shall have become effective in accordance with its terms.

                 (e) "Extension Amendatory Agreement" shall mean the Amendatory Agreement dated as of September 6, 1996 among the Company, the Borrowing Subsidiaries, JPS Auto, JCC, International Fabrics, the Senior Lenders, the Agent and the Collateral Agent, providing, among other things, for the amendment and/or affirmation of the obligations under certain of the Loan Parties and certain Subsidiaries of the Loan Parties under certain of the Collateral Documents.

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                 (f)      "Extension Amendment" shall mean the Amendment to the
         Credit Agreement dated as of September 6, 1996 among the Company, the Borrowing Subsidiaries, JPS Auto, JCC, International Fabrics, the Senior Lenders, the Agent and the Collateral Agent.

                 (g) "Extension Event of Default" shall mean any of the following Events of Default (x) occurring upon the commencement and during the continuation of the Case: (i) an Event of Default solely with respect to the Company (and not the Borrowing Subsidiaries) (a) under Section 9.01(a), (b) under Sections 9.01(b) or 9.01(d) arising solely as a result of the Company's compliance with a direction or order of the Bankruptcy Court made at any time during the continuation of the Case (but not including directions or orders of the Bankruptcy Court made in response to motions initiated or otherwise supported by the Company) and (c) arising solely as a result of the Company's failure to comply with any covenant contained in Articles VI (other than Section 6.16) and VII or in the Company's other Loan Documents due to the operation of the provisions of the Bankruptcy Code (and the rules promulgated in connection therewith) to the extent the effect of such provisions is (1) to prohibit the Company from complying with such covenants or (2) to permit the Company to take action or actions which may be in violation of such covenants, which, in each case, would not, in the aggregate, in the judgment of the Agent and the Requisite Senior Lenders, have a material adverse effect upon (A) the condition (financial or otherwise), operations, performance, properties or prospects of any of the Borrowing Subsidiaries, (B) the ability of any of the Borrowing Subsidiaries to perform under the Loan Documents or (C) the rights and remedies of the Senior Lenders, the Agent or the Collateral Agent under the Loan Documents against the Borrowing Subsidiaries or their respective assets, (ii) any Event of Default under Section 9.01(e) (a) arising in respect of a cross-default to other Indebtedness of the Company or (b) arising in respect of a cross-default to other Indebtedness of any of the Borrowing Subsidiaries under any of the leases listed in subsection
         (A) of Schedule 4.01(e) hereto, but only to the extent that the exercise of remedies by the other parties to such leases as a result of such cross-default or cross-defaults does not, in the aggregate, in the judgment of the Agent and the Requisite Senior Lenders, have a material adverse effect upon (1) the condition (financial or otherwise), operations, performance, properties or prospects of any of the Borrowing Subsidiaries, (2) the ability of any of the Borrowing Subsidiaries to perform under the Loan Documents or (3) the rights and remedies of the Senior Lenders, the Agent or the Collateral Agent under the Loan Documents against the Borrowing Subsidiaries or their respective assets, (iii) an Event of Default with respect to the Company (and not the


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         Borrowing Subsidiaries) under Section 9.01(f) arising solely from the filing of an involuntary petition against the Company under the Bankruptcy Code, which petition has not been either dismissed or converted to a voluntary petition within 30 days, (iv) an Event of Default with respect to the Company (and not the Borrowing Subsidiaries) under Section 9.01(g) arising solely as a result of the commencement or continuation of the Case, and (v) an Event of Default under Section 9.01(q) to the extent such Event of Default (a) arises solely as a result of the commencement and continuation of the Case or
         (b) relates solely to a material adverse effect upon (1) the condition (financial or otherwise), operations, performance, properties or prospects of the Company, (2) the ability of the Company to perform under the Loan Documents or (3) the rights and remedies of the Senior Lenders, the Agent or the Collateral Agent under the Loan Documents against the Company or (y) at any time, an Event of Default under
         Section 9.01(e) resulting from the failure of the Company to make any payment when due on the Subordinated Indebtedness.

                 (h) "Extension Potential Event of Default" shall mean an event which, with the giving of notice or the lapse of time, or both, would constitute an Extension Event of Default.

                 (i) "Rubber Products Sale" shall mean the sale by JEC of the fixed assets, Receivables and Inventory (net of account payables) of its Rubber Products Group division to an Affiliate of M-TEC Corporation.

                 (j) "Stipulation" shall have the meaning ascribed to such term in Section 6.16.

                 1.02 Section 1.01 of the Credit Agreement is further amended as follows:

                 (a) the definition of "Claim" is deleted in its entirety and the following definition is substituted therefor:

                          "Claim" shall mean, as to any Person, (a) any right
                 to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.


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                 (b) the definition of "Consolidated Operating Company Fixed
         Charges" is deleted in its entirety and the following definition is substituted therefor:

                          "Consolidated Operating Company Fixed Charges" shall
                 mean, for any period, the amounts for such period of (i) Consolidated Operating Company Cash Interest Expense, plus
                 (ii) scheduled payments of principal on Other Indebtedness of the Borrowing Subsidiaries (including the principal component of Capital Lease obligations), plus (iii) cash dividends paid by any of the Borrowing Subsidiaries (except for dividends permitted pursuant to Section 7.05).

                 (c) the definition of "Current Ratio" is deleted in its entirety and the following definition is substituted therefor:

                          "Current Ratio" shall mean, at any time, the ratio of
                 (i) Current Assets to (ii) Current Liabilities minus liabilities in respect of management fees payable to Odyssey Investors, Inc. and/or Odyssey, minus accrued interest on the Subordinated Indebtedness.

                 (d) the definition of "EBITDA" is deleted in its entirety and the following definition is substituted therefor:

                          "EBITDA" shall mean, for any period, (i) the sum of
                 the amounts for such period of (A) Consolidated Net Income,
                 (B) depreciation, amortization expense and other non-cash charges, (C) consolidated interest expense (including fees for Letters of Credit), (D) Federal, state, local and foreign income taxes, (E) warranty receipts to the extent not included in Consolidated Net Income and (F) expenses of the Company for management fees payable to Odyssey Investors, Inc. and/or Odyssey and advisor fees described in Section 7.05 (a) through
                 (e); minus (ii) gains (or plus losses) from asset sales calculated pursuant to GAAP for such period; plus (iii) increases (or minus decreases) in the valuation allowance on Investments in the Capital Stock of Holdco and the Holdco Note.

                 (e) the definition of "Loan Documents" is amended to add the words ", the Extension Amendment, the Extension Amendatory Agreement" prior to the word "and" in the third line thereof.

                 (f) the definition of "Net Worth" is deleted in its entirety and the following definition is substituted therefor:


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                          "Net Worth (Adjusted)" shall mean, at any time, (i)
                 total consolidated assets of the Company and its Subsidiaries; plus (ii) impairment losses in respect of long-lived assets recorded in accordance with Financial Accounting Standards 121, plus (iii) costs not in excess of $5,000,000 associated with the closing of the Dunean plant, minus (iv) total assets of Newsub, minus (v) Investment of the Company in the Capital Stock of Holdco and the Holdco Note, minus (vi) Investment in the ITM Joint Venture, minus (vii) goodwill, minus (viii) total consolidated liabilities of the Company and its Subsidiaries; plus (ix) Subordinated Indebtedness (including, without limitation, accrued interest); plus (x) liabilities in respect of management fees payable by the Company to Odyssey Investors, Inc. and/or Odyssey, minus (xi) cumulative gains from asset sales; minus (xii) cumulative extraordinary gains.

                 (g) the definition of "Operating Company Fixed Charge Coverage Ratio" is deleted in its entirety and the following definition is substituted therefor:

                          "Operating Company Fixed Charge Coverage Ratio" shall
                 mean, with respect to any period, the ratio of (i) cumulative EBITDA for such period, minus Capital Expenditures, excluding Financed Capital Expenditures (as defined in Section 8.06), made or incurred by the Borrowing Subsidiaries and their respective Subsidiaries during such period, minus cash payments (other than any such payments made by or on behalf of Newsub) for income taxes to (ii) Consolidated Operating Company Fixed Charges for such period.

                 (h) the definition of "Permitted Dispositions" is deleted in its entirety and the following definition is substituted therefor:

                          "Permitted Dispositions" shall mean (i) Permitted
                 Financings and (ii) sales of fixed assets other than in the ordinary course of business permitted pursuant to the first sentence of Section 7.02(a), including sales that occur in connection with sale and leaseback transactions; provided, however, the Net Cash Proceeds of the transactions in both clauses (i) and (ii) above collectively shall not exceed Thirty Five Million Dollars ($35,000,000) in the aggregate since March 18, 1993 without the prior written consent of the Requisite Senior Lenders; provided, further, a Permitted Disposition shall not include the Auto Sale, the Carpet Sale, the Rubber Products Sale or any transaction prohibited by
                 Section 7.07(a) and shall only include those dispositions with respect to which each of the

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

                 following conditions shall have been met: (A) the Agent and the Collateral Agent shall have received such landlord or mortgagee waivers, documents and agreements as the Agent and the Collateral Agent have reasonably deemed necessary to permit the Agent and the Collateral Agent to protect and enforce their respective Liens on Collateral; (B) all representations and warranties set forth in subsection (a) through (dd) of Section 4.01 (except for (1) representations and warranties which expressly speak only as of a different date, (2) changes permitted or contemplated by this Agreement,
                 (3) during the pendency of the Case, those representations and warranties applicable to the Company (and in the case of clause (u), the Company and its Subsidiaries) contained in (a) clauses (a), (b)(i), (e), (f), (g), (k), (l), (m), (o) and (u)
                 of Section 4.01, (b) clauses 5(c), 5(d) and 5(f) of the Company Pledge Agreement, and (c) clause 3(f)(ii) of the Company Security Agreement, to the extent that such representations and warranties are not true and correct solely as a result of the commencement and continuation of the Case and the events and transactions contemplated thereby) and (4) from and after the effective date of the Extension Amendment, those representations and warranties applicable to the Company contained in clauses (e), (k), (l) and (o) of Section 4.01, solely as a result of the Company's inability to make any payments under the Subordinated Indebtedness when due) shall have been true, correct and complete in all material respects as of the date of such disposition; (C) on the date of such disposition, no Event of Default or Potential Event of Default (other than an Extension Event of Default or Extension Potential Event of Default) shall have occurred and be continuing or would result from the consummation of such disposition; and (D) the Net Cash Proceeds of such disposition shall have been applied to the repayment of the Obligations pursuant to Section 2.06(b); provided, further, (a) in the event any Loan Party would receive Net Cash Proceeds in excess of an aggregate amount of Ten Million Dollars ($10,000,000) from the sale of any fixed assets pursuant to the first sentence of Section 7.02(a) (other than in connection with a sale and leaseback transaction) in a single transaction or series of related transactions, such Loan Party shall have submitted the documentation for such disposition to the Senior Lenders and shall have obtained the prior written consent of the Requisite Senior Lenders to such disposition and (b) in the event of a Permitted Financing or a sale of fixed assets in connection with a sale and leaseback transaction by a Borrowing Subsidiary, such Borrowing Subsidiary shall have submitted the documentation for such disposition to the


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

                 Senior Lenders and shall have obtained the prior written consent of the Requisite Senior Lenders to such disposition, but only if the Net Cash Proceeds of such disposition and all prior dispositions of such type (other than the Auto Sale and the Carpet Sale) received by such Borrowing Subsidiary since March 18, 1993 exceed in the aggregate (I) for JEC, Ten Million Dollars ($10,000,000) and (II) for JCIC, Twenty-Five Million Dollars ($25,000,000).

                 (i) the definition of "Plan of Reorganization" is deleted in its entirety and the following definition is substituted therefor:

                                  "Plan of Reorganization" shall mean a plan of
                 reorganization for the Company filed in connection with the Case, as amended or modified from time to time.

                 (j) the definition of "Revolving Credit Termination Date" is deleted in its entirety and the following definition is substituted therefor:

                                  "Revolving Credit Termination Date" shall
                 mean the earlier of (i) March 1, 1997 and (ii) the date of termination of the Commitments pursuant to Section 9.02(a) or
                 Section 11.13; provided, however, that in the event the Company commences the Case, the "Revolving Credit Termination Date" shall mean the earliest to occur of (x) November 1, 1997, (y) the Effective Date of Reorganization and (z) the date of termination of the Commitments pursuant to Section 9.02(a) or Section 11.13.

                 (k) the definition of "Transaction Costs" is deleted in its entirety and the following definition is substituted therefor:

                                  "Transaction Costs" shall mean the fees,
                 costs and expenses payable by the Company or any Borrowing Subsidiary, pursuant hereto or in connection herewith or in respect hereof and the fees, costs and expenses payable by the Company or any Borrowing Subsidiary in connection with (i) the preparation, negotiation and execution of the Extension Amendment and the other Loan Documents executed in connection therewith, (ii) the commencement and continuation of the Case,
                 (iii) any restructuring of the Company pursuant to the terms of the Plan of Reorganization or otherwise and (iv) the preparation, filing and confirmation of the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

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

                 1.013 Section 2.03(d) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

                 (d) Use of Proceeds of Revolving Loans and Use of Letters of Credit. The proceeds of the Revolving Loans shall be used by each Borrowing Subsidiary for the payment of Transaction Costs and other fees and expenses permitted to be paid pursuant to Section 7.05 incurred by the Company (but only to the extent such payments are made from the proceeds of dividends made by the Borrowing Subsidiaries to the Company in accordance with Section 7.05) and the Borrowing Subsidiaries, for working capital in the ordinary course of business and for other lawful and permitted corporate purposes, in each case to the extent not otherwise prohibited hereunder. Letters of Credit may be used for the purpose of supporting certain Permitted Existing Indebtedness and in support of working capital in the ordinary course of business and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder; provided, however, Letters of Credit shall not be used for the purpose of providing credit support for Indebtedness or Operating Leases of the Company and its Subsidiaries other than those Letters of Credit set forth on
         Schedule 2.03(d). The proceeds of Capex Loans shall be used solely for the purposes specified in the definition of "Capex Loan".

                 1.04 Section 2.04(a)(i) of the Credit Agreement is deleted in its entirety and the following section is substituted therefor:

                          (a) Rate of Interest. (i) All Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a fluctuating rate determined from time to time by reference to the Base Rate or the Eurodollar Rate. The Loans shall bear interest, subject to Section 2.04(d) and paragraph (ii) below, as follows:

                          (A) If a Base Rate Loan, then at a rate per annum equal to the sum of (I) 1.0% plus (II) the Base Rate as in effect from time to time as interest accrues; and

                          (B) If a Eurodollar Rate Loan, then at a rate per annum equal to the sum of (I) 2.5% plus (II) the Eurodollar Rate determined for the applicable Eurodollar Interest Period.

                 1.015 Section 2.04(c)(i) of the Credit Agreement is amended to add the words "(other than an Extension Event of Default or Extension Potential Event of Default)" after the words "Potential Event of Default" in the last line thereof.



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

                 1.016 Section 2.04(d) of the Credit Agreement is amended to add the words "Extension Events of Default and" following the words "except for" in the parenthetical in the fourth line thereof.

                 1.017 Section 2.06(b)(iii) of the Credit Agreement is amended to add the words ", Rubber Products Sale" following the words "Auto Sale" in the seventh line thereof.

                 1.018 Section 2.07(b) of the Credit Agreement is amended to add the words "(other than an Extension Event of Default)" after the words "Event of Default" (i) in the second line thereof and (ii) in the eighth line thereof.

                 1.019 Section 2.07 of the Credit Agreement is further amended by adding the following paragraph to the end thereof:

                 (f) Payments by Borrowing Subsidiaries. During the pendency of the Case, any payment of principal, interest, fees or other amounts required to be paid by the Company under the Loan Documents (including amounts payable under Section 2.06(b)) that is not paid, may be paid by one or more of the Borrowing Subsidiaries in respect of such Subsidiary's obligations under its Subsidiary Guaranty.

         1.10 Subsection 3.02(b)(i) of the Credit Agreement is deleted in its entirety and the following subsection is substituted therefor:

                                  (i)      Representations and Warranties. All
         of the representations and warranties of the Loan Parties contained in Sections 4.01(a) through (dd) and in any other Loan Document (except for (A) representations and warranties which expressly speak only as of a different date, (B) changes permitted or contemplated by this Agreement, (C) during the pendency of the Case, those representations and warranties applicable to the Company (and in the case of clause
         (u), the Company and its Subsidiaries) contained in (1) clauses (a),
         (b)(i), (e), (f), (g), (k), (l), (m), (o) and (u) of Section 4.01, (2)
         clauses 5(c), 5(d) and 5(f) of the Company Pledge Agreement, and (3) clause 3(f)(ii) of the Company Security Agreement, to the extent that such representations and warranties are not true and correct solely as a result of the commencement and continuation of the Case and the events and transactions contemplated thereby) and (D) from and after the effective date of the Extension Amendment, those representations and warranties applicable to the Company contained in clauses (e),
         (k), (l) and (o) of Section 4.01, solely as a result of the Company's inability to make any payments under the Subordinated Indebtedness when due) shall be true and correct in all


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

         material respects on and as of such Funding Date, as though made on and as of such date;

                 1.11 Subsection 3.02(b)(ii) of the Credit Agreement is amended to add the phrase "(other than an Extension Event of Default or Extension Potential Event of Default)" after the words "Event of Default" in the second line thereof.

                 1.12 Section 3.02(b)(iv) of the Credit Agreement is amended to add the phrase ", it being hereby acknowledged, understood and agreed that the commencement and continuation of the Case shall not in and of themselves be deemed material by the Agent or the Collateral Agent" immediately after the words "taken as a whole" at the end thereof.


                 1.13 Section 4.01(i) of the Credit Agreement is amended to delete such Section in its entirety and substitute the following therefor:

                 (i) Commencement and Continuation of the Case. Except as set forth in Schedule 4.01(i), the commencement and continuation of the Case (and the transactions and events contemplated thereby) do not and will not contravene, conflict with, or result in a breach of, constitute (with or without notice, or lapse of time or both) a default under, or require the termination of, or require the approval or consent of any Person under, any Transaction Document or any other Contractual Obligation to which the Company or any Borrowing Subsidiary may be bound.

                 1.14 Section 4.01(r) of the Credit Agreement is amended to add the following words immediately prior to the period at the end thereof: "or, in the case of the Company during the pendency of the Case, where the failure to comply with any Requirement of Law results from the Company's compliance with the Bankruptcy Code or an order of the Bankruptcy Court".

                 1.15 Section 4.01(x) of the Credit Agreement is amended to delete such Section in its entirety and substitute the words "(x)
[Intentionally Omitted]" therefor.

                 1.16 Section 4.01(bb) of the Credit Agreement is amended to add the words "and Schedule 4.01(i)" after the phrase "Schedule 4.01(e)" on the second line thereof.

                 1.17 Section 4.02 of the Credit Agreement is amended to delete the parenthetical phrase beginning in the seventh line thereof in its entirety and substitute the following parenthetical phrase therefor:

                 (except for (a) representations and warranties which expressly speak only as of a different date, (b) changes permitted or contemplated by this Agreement, (c) during the


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

         pendency of the Case, those representations and warranties applicable to the Company (and in the case of clause (u), the Company and its Subsidiaries) contained in (1) clauses (a), (b)(i), (e), (f), (g),
         (k), (l), (m), (o) and (u) of Section 4.01, (2) clauses 5(c), 5(d) and 5(f) of the Company Pledge Agreement, and (3) clause 3(f)(ii) of the Company Security Agreement, to the extent that such representations and warranties are not true and correct solely as a result of the commencement and continuation of the Case and the events and transactions contemplated thereby) and (d) from and after the effective date of the Extension Amendment, those representations and warranties applicable to the Company contained in clauses (e), (k),
         (l) and (o) of Section 4.01, solely as a result of the Company's inability to make any payments under the Subordinated Indebtedness when due);

                 1.18 Section 5.01(c) of the Credit Agreement is amended to add the words "or, if the Case has been commenced, qualified solely by reference to the Case and indicating that Extension Events of Default or Extension Potential Events of Default have occurred" after the last word thereof.

                 1.19 Section 5.01(d) of the Credit Agreement is amended to add the words "(other than any event or condition that constitutes an Extension Event of Default or Extension Potential Event of Default)" after the phrase "existed or exists" on the seventeenth line thereof.

                 1.20 Section 5.01(f) of the Credit Agreement is amended to add the following immediately prior to the period at the end thereof:

         ; provided, however, in the case of any event or condition that constitutes an Extension Event of Default or Extension Potential Event of Default, such Loan Party need only provide an Officer's Certificate setting forth the existence of such event or condition.

                 1.21 Subsection 5.02(c) of the Credit Agreement is amended to add the phrase "(other than an Extension Event of Default)" after the words "Event of Default" in the fifth line thereof.

                 1.22 Section 5.03 of the Credit Agreement is amended to delete such Section in its entirety and substitute the following therefor:

                 5.03. Shareholders and Debt Holders. The Company shall deliver or cause to be delivered to the Agent and the Collateral Agent (with copies to the Agent sufficient for each Senior Lender) updates of
         Schedule 4.01(j)-2 and, to the extent known to the Company, lists of the Debt Holders at such times as the Agent, the Collateral Agent or the Requisite Senior Lenders may reasonably request.

                 1.23 Article V of the Credit Agreement is amended to add the following sections to the end thereof:

                 5.05 Information During the Case. During the pendency of the Case, the Company shall (a) provide the Agent and the Collateral Agent and counsel thereto with (i) copies of all reports provided by the Company to the United States Trustee with jurisdiction over the Case, or to any official committee appointed in the Case, simultaneously with the Company's delivery of such reports to the United States Trustee or any such committee, as the case may be, and (ii) copies of the Plan of Reorganization and any related disclosure statement or solicitation materials and (b) use reasonable efforts to provide drafts of all pleadings to be filed by the Company at least five (5) Business Days prior to the filing thereof.

                 5.06 Restricted Junior Payments. Together with the delivery of the financial statements referred to in Section 5.01(a), the Borrowing Subsidiaries shall deliver to the Agent and the Collateral Agent (with copies to the Agent sufficient for each Senior Lender), an Officer's Certificate setting forth the total amount of the Restricted Junior Payments made by the Borrowing Subsidiaries to the Company pursuant to
         Section 7.05 since the effective date of the Extension Amendment (with such additional information relating to such payments as may reasonably be requested by the Agent and the Collateral Agent).

                 1.24 Article VI is amended to add the following section to the end thereof:

                 6.16 Stipulation. Immediately upon commencement of the Case, the Company and the Agent shall jointly file with the Bankruptcy Court a stipulation and application to grant to the Senior Lenders adequate protection pursuant to sections 361 and 363 of the Bankruptcy Code (the "Stipulation"), which Stipulation shall be in form and substance mutually acceptable to the Company, the Agent and the Collateral Agent. The Company agrees to request a hearing to approve the Stipulation immediately upon the filing thereof and agrees to support vigorously and in good faith the entry of an order of the Bankruptcy Court approving the Stipulation. So long as no Event of Default or Potential Event of Default (other than an Extension Event of Default or Extension Potential Event of Default) has occurred and is continuing, the Agent and the Collateral Agent agree to support vigorously and in good faith the entry of an order of the Bankruptcy Court approving the Stipulation.

                 1.25 Section 7.01(ix) of the Credit Agreement is deleted in its entirety and replaced with the following:

                 (ix) Indebtedness of any Loan Party to any other Loan Party; provided, however, that (A) the maker of any loan resulting in the incurrence of such Indebtedness shall not be insolvent at the time such loan was made or rendered insolvent as a result of the making of such loan, (B) such loan shall have been made in compliance with all Requirements of Law and (C) the proceeds of such loan, if made to the Company, shall be used solely for the purposes permitted by Section 7.05; and

                 1.26 Section 7.05 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

                 7.05. Restricted Junior Payments. Neither Borrowing Subsidiary nor any of their respective Subsidiaries, nor any other Subsidiary party hereto, shall declare or make any Restricted Junior Payment, except dividends or other distributions from the Borrowing Subsidiaries to the Company, but only to the extent that such amounts are used by the Company solely for the purpose of paying (a) the reasonable fees and expenses of counsel to the Company, (b) the reasonable fees, expenses and customary indemnities of a financial advisor of the Company, if engaged, (c) the reasonable fees, expenses and customary indemnities of a financial advisor to the Debt Holders of the Company (or an informal committee thereof), if engaged with respect to a possible financial restructuring of the Company, (d) the reasonable fees and expenses of a single counsel to such Debt Holders (or such committee) incurred in connection with such restructuring,
         (e) other reasonable fees and expenses incurred in connection with such restructuring, (f) ordinary course operating expenses of the Company, including, without limitation, management fees payable to Odyssey Investors, Inc. and/or Odyssey to the extent permitted to be paid pursuant to Section 7.06, and (g) taxes (including interest, penalties and legal expenses relating to such payments); provided, however, that in no event shall the aggregate amount of dividends or distributions made pursuant to clauses (b), (c), (d), (e), (f) and, solely after the commencement of the Case, (g) of this Section 7.05, together with any loans for the purposes specified in such clauses made by the Borrowing Subsidiaries to the Company pursuant to Section 7.01(ix), exceed $7,200,000 during the term of the Revolving Credit Facility.

                 1.27 Section 7.06 is amended to delete clause (i) of the proviso thereto in its entirety and substitute the following therefor:

         (i) Odyssey Investors, Inc. and/or Odyssey and their respective successors and assigns a management fee not to exceed One Million Dollars ($1,000,000) for each Fiscal Year (prorated for any portion of any Fiscal Year), payable annually in arrears, so long as at the time of each such payment there exists no Event of Default or Potential Event of Default (other than an Extension Event of Default or an Extension Potential Event of Default) and no Event of Default or Potential Event of Default (other than an Extension Event of Default or an Extension Potential Event of Default) would be caused as a result of the making of such payment; provided, however, after the effective date of the Extension Amendment, the Company shall be only permitted to pay up to $450,000 of the management fee payable in respect of Fiscal Year 1996 when such fee becomes due and payable and shall not be permitted to pay any remaining portion of such fee until the earlier to occur of (A) the second Business Day after the Agent's and the Collateral Agent's receipt of the financial statements referred to in Section 5.01(b) in respect of the second fiscal quarter of Fiscal Year 1997 and (B) the consummation of a financial restructuring of the Company on terms acceptable to the Agent and the Collateral Agent

                 1.28 Section 7.11(a) is amended to add the words ", except for changes to the Subordinated Indebtedness approved by the Requisite Senior Lenders in connection with an overall financial restructuring of the Company" after the final word thereof.

                 1.29 Section 7.17 of the Credit Agreement is amended to add the words "or, in the event the Case is commenced, the settlement or payment of Claims of the Company in the Case, as approved by the Bankruptcy Court and the Requisite Senior Lenders" after the final word thereof.

                 1.30 Article VII of the Credit Agreement is further amended to add the following section to the end thereof:

                 7.20 Bank Accounts. Neither Borrowing Subsidiary will, or will permit its respective Subsidiaries to, deposit or transfer the proceeds of any Revolving Loan into a bank account maintained by the Company, except for the purpose of making payments to the Company permitted under Section 7.05 and, prior to the commencement of the Case, as contemplated in that letter dated July 29, 1996 addressed to the Company from Wachovia Bank of South Carolina, N.A. (the "Wachovia Letter"). Prior to the commencement of the Case, the Loan Parties shall either terminate the Wachovia Letter or amend the terms thereof so that the Loan Parties will be in compliance with this Section 7.20. In the event the Wachovia Letter is terminated and the Loan Parties desire to open similar bank accounts at another financial institution,

         Schedule 4.01(cc) shall be deemed amended to include such additional accounts provided such additional accounts are at financial institutions acceptable to the Agent and the Collateral Agent.

                 1.31 Section 8.01 of the Credit Agreement is deleted in its entirety and the following paragraph is substituted therefor:

                 8.01. Minimum Net Worth. The Net Worth (Adjusted) of the Company and its Subsidiaries on a consolidated basis on the last day of each month of each fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

                        Fiscal Quarter                Minimum Amount
                        --------------                --------------
                 The fourth fiscal quarter
                  of Fiscal Year 1996                   $100,000,000

                 The first fiscal quarter
                  of Fiscal Year 1997                   100,000,000

                 The second fiscal quarter
                  of Fiscal Year 1997                   100,000,000

                 The third fiscal quarter
                  of Fiscal Year 1997                   100,000,000

                 The fourth fiscal quarter
                  of Fiscal Year 1997                   105,000,000


                 1.32 Section 8.02 of the Credit Agreement is deleted in its entirety and the following paragraph is substituted therefor:

                 8.02. Minimum Total Operating Company Interest Coverage Ratio. Total Operating Company Interest Coverage Ratio of the Borrowing Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the twelve month period ending on such day (or if the period beginning on July 28, 1996 and ending on the last day of such fiscal quarter is less than twelve months, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                        Fiscal Quarter              Minimum Ratio
                        --------------              -------------
                 The fourth fiscal quarter
                  of Fiscal Year 1996                 3.40:1

                 The first fiscal quarter


                  of Fiscal Year 1997                3.50:1

                 The second fiscal quarter
                  of Fiscal Year 1997                3.85:1

                 The third fiscal quarter
                  of Fiscal Year 1997                3.90:1

                 The fourth fiscal quarter
                  of Fiscal Year 1997                4.00:1


                 1.33 Section 8.03 of the Credit Agreement is deleted in its entirety and the following paragraph is substituted therefor:

                 8.03. Minimum Operating Company Fixed Charge Coverage Ratio. The Operating Company Fixed Charge Coverage Ratio of the Borrowing Subsidiaries and their respective Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the twelve month period ending on such day (or if the period beginning on July 28, 1996 and ending on the last day of such fiscal quarter is less than twelve months, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                        Fiscal Quarter                            Minimum Ratio
                        --------------                            -------------
                 The fourth fiscal quarter
                  of Fiscal Year 1996                               1.45:1

                 The first fiscal quarter
                  of Fiscal Year 1997                               1.45:1

                 The second fiscal quarter
                  of Fiscal Year 1997                               1.25:1

                 The third fiscal quarter
                  of Fiscal Year 1997                               1.15:1

                 The fourth fiscal quarter
                  of Fiscal Year 1997                               1.20:1


                 1.34 Section 8.05 of the Credit Agreement is deleted in its entirety and the following paragraph is substituted therefor:

                 8.05. Minimum Current Ratio. The Current Ratio shall not be less than the minimum ratio set forth opposite such fiscal quarter:

Fiscal Quarter                            Minimum Ratio

                 The fourth fiscal quarter
                  of Fiscal Year 1996                               0.80:1

                 The first fiscal quarter
                  of Fiscal Year 1997                               0.80:1

                 The second fiscal quarter
                  of Fiscal Year 1997                               0.80:1

                 The third fiscal quarter
                  of Fiscal Year 1997                               0.80:1

                 The fourth fiscal quarter
                  of Fiscal Year 1997                               0.80:1

                 1.35 Section 8.06 of the Credit Agreement is deleted in its entirety and the following paragraph is substituted therefor:

                 8.06. Maximum Capital Expenditures. Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis for any Fiscal Year shall not exceed in the aggregate the maximum amount set forth below opposite such Fiscal Year:

                          Fiscal Year                       Maximum Amount
                           1996                              $13,000,000

                           1997                              24,000,000;

         provided, however, that, notwithstanding anything contained in this Agreement to the contrary, in Fiscal Years 1996 and 1997 the Company and its Subsidiaries shall not be permitted to make or incur Capital Expenditures which are financed with the proceeds of external financing ("Financed Capital Expenditures") in an aggregate amount which exceeds $10,000,000 on a consolidated basis in any such Fiscal Year; and provided, further, that the terms of any external financing the proceeds of which are used by the Company and/or its Subsidiaries to make or incur Capital Expenditures (other than the loan and security agreement dated as of October 30, 1991, as amended through the Effective Date, between The CIT Group/Equipment Financing, Inc. and JCIC) shall be in form and substance satisfactory to the Requisite Senior Lenders.

                 1.36 Section 8.07 of the Credit Agreement is deleted in its entirety and the following paragraph is substituted therefor:

                 8.07. Maximum Cash Payments of Warranty Liabilities. Cash payments for Warranty Liabilities made by the Borrowing Subsidiaries and their respective Subsidiaries on a consolidated basis for any Fiscal Year shall not exceed in the aggregate the maximum amount set forth below opposite such Fiscal Year:

                          Fiscal Year            Maximum Amount
                          -----------            --------------
                           1996                  $4,300,000

                           1997                   4,000,000

                 1.37 Section 9.01 of the Credit Agreement is amended to add the proviso "; provided, however, that the Borrowing Subsidiaries shall not be deemed to be in default under this Agreement or any of the other Loan Documents solely as a result of the occurrence and continuance of an Extension Event of Default or Extension Potential Event of Default" after the word "Agreement" in the third line thereof.

                 1.38 Section 9.01(g) of the Credit Agreement is amended to add the following parenthetical immediately after the final word thereof:

         (other than a resolution adopted by the Board of Directors of the Company authorizing the commencement of the Case and the transactions contemplated thereby)

                 1.39 Section 9.01(r) of the Credit Agreement is deleted in its entirety.

                 1.40 Section 9.01 of the Credit Agreement is further amended by renaming paragraph "(s)" of such section paragraph "(r)" and adding the following new paragraphs following renamed paragraph (r) at the end thereof:

                 (s) Violation of Stipulation. Any violation of the Stipulation (other than as a result of a modification thereof as approved by the Bankruptcy Court which modification, if initiated or supported by the Company, shall have been approved by the Requisite Senior Lenders) occurs during the pendency of the Case.

                 (t) Case Status. The Case, if commenced, is converted to a proceeding under chapter 7 of the Bankruptcy Code, or is terminated or dismissed prior to the Effective Date of Reorganization.

                 (u) Substantive Consolidation. Any motion or pleading is filed or supported by the Company or, if filed by any other party in interest, is granted, (i) seeking to substantively consolidate the Company with the Borrowing

         Subsidiaries or (ii) the granting of which would materially adversely affect the rights and remedies of the Agent, the Collateral Agent or the Senior Lenders under the Loan Documents against the Borrowing Subsidiaries or their respective assets.

                 (v) Senior Lenders' Claims. The claim of the Senior Lenders in respect of the Company Guaranty, or the Lien of the Company Pledge Agreement or the Company Security Agreement or any other Collateral Document to which the Company is a party, is disallowed, subordinated, avoided or determined to be void by the Bankruptcy Court, or any motion or other pleading seeking such relief is filed by the Company or supported by the Company, except for the disallowance of duplicative claims or claims of the Senior Lenders resulting from the incorrect calculation of amounts owing to the Senior Lenders under the Credit Agreement.

                 1.41 Section 9.02(a) of the Credit Agreement is amended (i) to add the words "(other than an Extension Event of Default)," after the words "of Default" in the second line thereof, and (ii) to add the words "(other than an Extension Event of Default)," after the words "Event of Default" in the sixteenth line thereof.

                 1.42 Section 9.02(b) of the Credit Agreement is amended to add the words "(other than an Extension Event of Default)" after the words "Event of Default" in the third line thereof.

                 1.43 Section 10.08(a) of the Credit Agreement is amended to add the words "or after" after the words "prior to" in the fourth line thereof.

                 1.44 Section 11.03(b) of the Credit Agreement is amended to add the words "(other than an Extension Event of Default") after the words "Event of Default" in the seventh line thereof.

                 1.45 Section 11.04 of the Credit Agreement is amended to add the words ", the Extension Amendment, the Extension Amendatory Agreement and any other document or instrument executed in connection therewith," after the parenthetical phrase ending on the thirty-first line thereof.

                 1.46 Section 11.06 of the Credit Agreement is amended to add the words "(other than an Extension Event of Default") after the words "Event of Default" in the fifth line thereof.

                 1.47 Section 11.23 of the Credit Agreement is amended to add the following proviso after the words "of such Borrowing Subsidiary" in the seventh line thereof:

         ; provided, however, that, from and after the date the Case is commenced, all notices of a Borrowing Subsidiary to be delivered hereunder shall be delivered by such Borrowing Subsidiary and not by the Company.

                 1.48 Schedule 2.03(d) of the Credit Agreement is deleted in its entirety and replaced with Schedule 2.03(d) attached hereto.

                 1.49 A new Schedule 4.01(i), in the form of Schedule 4.01(i) attached hereto, shall be added to the Credit Agreement.

                 1.50 Each of Exhibit 3 (Form of Notice of Borrowing), Exhibit 4 (Form of Notice of Continuation/Conversion) and Exhibit 10 (Form of Request for Release of Receivables) is amended to (a) add the words "other than an Extension Event of Default" after the words "Event of Default" in each place where such words appear in such Exhibit, and (b) add the words "other than an Extension Event of Default or an Extension Potential Event of Default" after the words "Event of Default or Potential Event of Default" in each place where such words appear in such Exhibit.

                 SECTION 2. Consent of the Senior Lenders. The Senior Lenders
(i) hereby consent pursuant to Section 7.02 of the Credit Agreement, to the Rubber Products Sale, and (ii) hereby authorize, pursuant to Section 10.08(b)(vi) of the Credit Agreement, the Collateral Agent in connection with the Rubber Products Sale to release its Lien on the fixed assets, Receivables and Inventory being sold pursuant to the Rubber Products Sale; provided, however, the consents provided for in this Section 2, of this Amendment shall only become effective upon the satisfaction of the following conditions precedent (in addition to the conditions precedent contained in Section 3 below):

                 (A) the Agent shall have received, concurrently with the consummation of the Rubber Products Sale, at least $4,000,000 in Net Cash Proceeds arising from the consummation of such sale for application to the Obligations in accordance with Section 2.06(b)(iii) of the Credit Agreement;

                 (B) the Agent and the Collateral Agent shall have received copies of all documentation evidencing the Rubber Products Sale and such documentation shall be in form and substance satisfactory to the Agent and the Collateral Agent; and

                 (C) the Rubber Products Sale shall have been consummated on or prior to October 31, 1996.

In the event that the Rubber Products Sale shall not have been consummated by October 31, 1996, then the amendments made to the

Credit Agreement in Section 1.01(i) and 1.07 hereof and the addition of the words ", Rubber Products Sale" in the definition of "Permitted Dispositions" amended pursuant to Section 1.02(h) hereof shall in each case be deleted in their entirety.

                 SECTION 3. Conditions Precedent to the Effectiveness of this Agreement. This Amendment shall become effective as of the date hereof on the date (the "Extension Amendment Effective Date") when the following conditions precedent have been satisfied (unless waived by the Requisite Senior Lenders or unless the deadline for delivery has been extended by the Agent):
                 3.1 The Agent shall have received all of the following, each fully executed and in form and substance satisfactory to the Agent and the Requisite Senior Lenders (except where otherwise indicated), in sufficient copies for each Senior Lender:

                          (a) this Amendment (executed by the Company, the Borrowing Subsidiaries, the Senior Lenders, the Agent and the Collateral Agent);

                          (b) the Extension Amendatory Agreement (executed by the Company, the Borrowing Subsidiaries, JPS Auto, JCC, International Fabrics, the Senior Lenders, the Agent and the Collateral Agent);

                          (c) a certificate of the Secretary or Assistant Secretary of the Company dated the Extension Amendment Effective Date certifying (A) the names and true signatures of the incumbent officers of the Company authorized to sign this Amendment, (B) the resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, it being understood that the commencement and continuation of the Case is not a transaction contemplated hereby, and (C) that there have been no changes in the Certificate of Incorporation or By-Laws of the Company since the Effective Date;

                          (d) a certificate of the Secretary or Assistant Secretary of each Borrowing Subsidiary dated the Extension Amendment Effective Date certifying (A) the names and true signatures of the incumbent officers of such Borrowing Subsidiary authorized to sign this Amendment and the other documents to be executed in connection with this Amendment, (B) the resolutions of such Borrowing Subsidiary's Board of Directors approving and authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby and (C) that there have been no changes in the Certificate of Incorporation or By-Laws of such Borrowing Subsidiary since the Effective Date;

                          (e) a certificate of the Secretary or Assistant Secretary of each other Subsidiary of the Company party hereto dated the Extension Amendment Effective Date certifying (A) the names and true signatures of the incumbent officers of such Person authorized to sign this Amendment, (B) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby and (C) that there have been no changes in the Certificate of Incorporation or By-Laws of such Person since the Effective Date;

                          (f) amendments to the Real Property Collateral Documents, and such other related documents and agreements, including, without limitation, title endorsements, as the Agent may reasonably request;

                          (g) a written opinion of Weil, Gotshal & Manges,
         LLP, special counsel to the Company and the Borrowing Subsidiaries, in form and substance reasonably satisfactory to the Agent and the Requisite Senior Lenders and their respective counsel;

                          (h) such other notices, documents and agreements as are reasonably requested by the Agent or any of the Senior Lenders relating to the transactions contemplated by this Amendment.

                 3.2 The Company shall have delivered to the Agent and the Collateral Agent, and the Agent, the Collateral Agent and the Requisite Senior Lenders shall have approved, (a) updated monthly financial projections for the Company and its Subsidiaries through the end of fiscal year 1996 and for fiscal year 1997 (as updated from time to time, the "Projections"), (b) a business plan of the Company and its Subsidiaries for fiscal years 1996 and 1997, (c) such assurances as may be requested to confirm the tax, legal and business assumptions made in the Projections, and (d) such other financial information as the Agent, the Collateral Agent or the Senior Lenders may reasonably request.

                 3.3 The Agent, the Collateral Agent and the Requisite Senior Lenders shall have been satisfied that (i) the Company and its Subsidiaries have made adequate provision for the payment of all fees, expenses, indemnities and other liabilities to be incurred by the Company and its Subsidiaries in connection with the transactions contemplated by this Amendment, including, without limitation, the commencement and continuation of the Case (the "Transactions"), and (ii) the Maximum Amount of Obligations exceeds the Revolving Credit Accommodations outstanding on the Extension Amendment Effective Date by no less than $15,000,000.

                 3.4 The Liens of the Agent and the Collateral Agent securing the Obligations for the benefit of the Senior Lenders shall be or continue to be perfected and of first priority.

                 3.5 Each of the representations and warranties made by the Company or any of the Borrowing Subsidiaries in or pursuant to the Credit Agreement, as amended by this Amendment, this Amendment, the Collateral Documents and the other Loan Documents to which the Company or any of the Borrowing Subsidiaries is a party or by which the Company or any of the Borrowing Subsidiaries is bound, shall be true and correct in all material respects on and as of the Extension Amendment Effective Date (except any such representations and warranties stated to be given on a specific date other than the Extension Amendment Effective Date).

                 3.6 The Agent, the Collateral Agent and the Requisite Senior Lenders shall be satisfied as to compliance by the Company and the Borrowing Subsidiaries and the other parties to the Transactions with applicable laws, regulations and orders (including all securities laws) and applicable Contractual Obligations (other than obligations arising under those agreements and instruments evidencing the Subordinated Indebtedness) deemed material by the Agent, the Collateral Agent and the Requisite Senior Lenders.

                 3.7 There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could have a Material Adverse Effect or (ii) purports to affect any of the Transactions.

                 3.8 All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Agent and the Requisite Senior Lenders.

                 3.9 The Agent and the Senior Lenders shall be satisfied that all documents and instruments set forth on Schedule 4.01(i) attached hereto, including, without limitation, the loan and security agreement dated as of October 30, 1991, as amended through the Extension Amendment Effective Date, between The CIT Group/Equipment Financing, Inc. and JCIC, will not be negatively impacted by any Extension Event of Default.

                 3.10 No Event of Default or Potential Event of Default shall have occurred and be continuing on the Extension Amendment Effective Date (other than an Extension Potential Event of Default).

                 3.11 The Company shall have paid to the Agent for the benefit of the Senior Lenders all fees and expenses due and payable under the Credit Agreement and in connection with the this Amendment, including, without limitation, an amendment fee of 0.25% of each Senior Lender's Revolving Credit Commitment payable to each such Senior Lender on the date of execution of this Amendment by each of the Senior Lenders.

                 3.12 No Senior Lender shall have withdrawn or otherwise terminated its Revolving Credit Commitment.

                 3.13 There shall be no material adverse change in the condition (financial or otherwise), performance, operations, properties or prospects of the Borrowing Subsidiaries, individually, or the Company and its Subsidiaries, taken as a whole, in the judgment of the Agent, the Collateral Agent and the Requisite Senior Lenders, from the date of the most recent audited financial information delivered to the Agent, the Collateral Agent and the Senior Lenders pursuant to the Credit Agreement, except for those matters referenced in Section 2.02 of the Fifth Amendment.

                 SECTION 4. Representations and Warranties. Each Borrowing Subsidiary hereby represents and warrants to the Senior Lenders that (a) as of the date hereof no Event of Default or Potential Event of Default shall have occurred and be continuing (after giving effect to the amendment to the Credit Agreement contained in Section 1 hereof) and (b) all of the representations and warranties of the Borrowing Subsidiaries contained in subsections 4.01(a) through (dd) of the Credit Agreement and in any other Loan Document continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except the matters referenced in Section 2.02 of the Fifth Amendment).

                 SECTION 5. Reference to and Effect on the Loan Documents.

                 5.1 Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                 5.2 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                 5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Senior Lender, the Agent or the Collateral Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

                 SECTION 6. Releases. In further consideration of the Senior Lenders' execution of this Amendment, each of the Company, the Borrowing Subsidiaries and each of the other Subsidiaries of the Company party hereto hereby releases the Agent, the Collateral Agent and the Senior Lenders and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Company or any of the Borrowing Subsidiaries may have against the Releasees which arise from or relate to any actions or inactions that the Releasees may have taken prior to the date hereof with respect to the Obligations, any Collateral, the Credit Agreement, any Loan Document and any third parties liable in whole or in part for the Obligations. For purposes of the release contained in this section, the terms "Company," and "Borrowing Subsidiary" shall mean and include the Company's and each Borrowing Subsidiary's respective successors and assigns, including, without limitation, any trustees acting on behalf of such parties.

                 SECTION 7. GE Notice Address. The notice address for General Electric Capital Corporation, in its individual capacity and in its capacity as the Collateral Agent, is hereby changed to the following:

                 201 High Ridge Road
                 Stamford, Connecticut 06927-5100
                 Attention: Rick Luck
                 Telecopy: (203) 316-7893

                 with a copy to:

                 Sidley & Austin
                 875 Third Avenue
                 New York, New York 10022
                 Attention: Daniel S. Dokos, Esq.
                 Telecopy: (212) 906-2021

                 SECTION 8. Certification of Conformed/Composite Copy of Credit Agreement. The parties hereto each acknowledge and agree that the Conformed/Composite Copy of the Credit Agreement attached to this Amendment as Exhibit A accurately reflects the Credit Agreement as amended through July 22, 1996, and adopts such Conformed/Composite Copy as the operative agreement of the parties thereto, as amended by this Amendment.

                 SECTION 9. Costs and Expenses. Each Borrowing Subsidiary agrees to pay on demand in accordance with the terms of Section 11.03 of the Credit Agreement all costs and expenses of the Agent and the Collateral Agent in connection with the preparation, reproduction, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of Sidley & Austin, counsel for the Agent with respect thereto.

                 SECTION 10. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same original agreement.

                 SECTION 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                 IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                        JPS TEXTILE GROUP, INC.


                                        By:/s/ David H. Taylor
                                           --------------------------
                                           Title:  EVP - Finance & Secretary

                                        JPS ELASTOMERICS CORP.


                                        By:/s/ David H. Taylor
                                           --------------------------
                                           Title: Vice President

                                        JPS CONVERTER AND INDUSTRIAL CORP.


                                        By:/s/ David H. Taylor
                                           ---------------------------
                                           Title: Vice President

                                        JPS AUTO INC.


                                        By:/s/ David H. Taylor
                                           ----------------------------
                                           Title:  Vice President

                                        JPS CARPET CORP.


                                        By:/s/ David H. Taylor
                                           -----------------------------
                                           Title: Vice President

                                        INTERNATIONAL FABRICS, INC.


                                        By:/s/ David H. Taylor
                                           -----------------------------
                                           Title:  Vice President

                        Senior Lenders:

                        CITIBANK, N.A., as Agent and as a
                        Senior Lender


                        By:/s/ Brenda Cotsen
                           --------------------------------
                           Vice President

                        GENERAL ELECTRIC CAPITAL
                        CORPORATION, as Collateral Agent
                        and as a Senior Lender


                        By:/s/ Rick Luck
                           -------------------------------------------
                           Title: Vice President GE Capital Commercial
                                  Finance, Inc., Being Duly Authorized
                        HELLER FINANCIAL, INC.


                        By:/s/ Frank Ross
                          ---------------------------------
                           Title:

                        THE BANK OF NEW YORK COMMERCIAL CORPORATION


                        By:/s/ Michael Lustbader
                           --------------------------------
                           Title: VP

                        NATIONSBANK OF GEORGIA, N.A.


                        By:/s/ Brian R. O'Falla
                           --------------------------------
                           Title: SVP